Exhibit 3.2

AMENDED AND RESTATED BYLAWS

ENOVA INTERNATIONAL, INC.

ARTICLE 1

OFFICES

Section 1.1. Registered Office. The registered office of Enova International, Inc. (the “Corporation”) in the State of Delaware shall be at 1675 South State Street, Suite B, Dover, County of Kent, Delaware 19901, and the registered agent in charge thereof shall be Capitol Services, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting. Each annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place and instead shall be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (“Delaware Law”). Any previously scheduled meeting of stockholders may be postponed, rescheduled or canceled by action of the Board of Directors. The annual meeting of stockholders shall be held as closely as practicable to the same month of each year so as to ensure that the terms of office of directors shall approximate a complete year in length.

Section 2.2. Special Meetings. Except as otherwise required by law or the terms of any one or more series of preferred stock, special meetings of the stockholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person.

Section 2.3. Notice.

(a) Timing. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place of the meeting, the means of remote communication, if any, by which stockholders may be deemed to be present at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise provided herein or required by Delaware Law. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission in accordance with these Bylaws and Delaware Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; and (iii) if by any other form of electronic transmission, when directed to the stockholder if receipt thereof has been consented to by the stockholders. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Waiver of Notice. Whenever notice is required to be given under any provisions of Delaware Law, the Certificate of Incorporation of the Corporation, as amended and restated (the “Certificate of Incorporation”), or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, by the rules of any stock exchange or national securities market on which the Corporation’s securities are listed or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the Board of Directors shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a separate vote by a class or series (if the Corporation’s shares shall then have outstanding shares of more than one class or series voting as a class or series), the holders of a majority of the voting power of such class or series shall constitute a quorum as to such class or series with respect to such transaction or business.

Section 2.5. Voting.

(a) General. Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law and the rules of any stock exchange or national securities market on which the Corporation’s stock is listed, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights other than shares held in a fiduciary capacity. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws in all matters other than the election of directors and when a quorum is present, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(b) Required Vote for Directors. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances as set forth in the Certificate of Incorporation or certificate of designation relating to any such class or series of preferred stock, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.5, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

(c) Resignation. If a nominee for director who is an incumbent director is not elected by a majority of votes cast in an election of directors that is not contested (as that term is defined in Section 2.5(b)) and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors after the certification of the election results, subject to the acceptance of the Board of Directors. The Board of Directors will then determine, in accordance with procedures established by the Board of Directors, or a committee designated by the Board of Directors, whether to accept or reject the resignation or take any other action within 90 days from the date of the certification of the election results and will publicly disclose its decision. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.5(c), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.13 or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of these Bylaws, subject to the rules of any stock exchange or national securities market on which the Corporation’s stock is listed. If, in any election of directors that is not contested (as that term is defined in Section 2.5(b)), every director nominee for election to the Board of Directors is not elected by a majority of the votes cast, such directors are not required to submit a resignation in accordance herewith and shall continue to hold office until their successors are elected, which shall be as soon thereafter as convenient at a special meeting of stockholders called in accordance with these Bylaws for such purposes.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary, the inspector of election or a person designated by the secretary or the inspector of election, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 2.6. Actions by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law these Bylaws and the Certificate of Incorporation and may not be taken by written consent of stockholders without a meeting.

Section 2.7. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Board of Directors or any other proper person calling the special meeting) may be made (a) by or at the direction of the Board of Directors, including any committee appointed by the Board of Directors, or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.7. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice relating to nominations to be made at an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a stockholder’s notice relating to nominations to be made at a special meeting of stockholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if the first public announcement of the date of such special meeting is less than eighty (80) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. To be in proper form, such stockholder’s notice shall set forth:

(a)	as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)	as to the stockholder giving the notice:

(i)	the name and address of such stockholder, as they appear on the Corporation’s books, and any Stockholder Associated Person (defined below) covered by clause (ii) below;

(ii)	(A) the class and number of shares or other securities of the Corporation which are held of record or are beneficially owned, directly or indirectly, by such stockholder or by any Stockholder Associated Person and, if applicable, (B) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, and (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to any securities of the Corporation; and

(iii)	a representation that the stockholder will promptly notify the Corporation in writing of any change in the information set forth in such notice as of the record date for the meeting and as of eight (8) business days prior to such meeting.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the person nominated by the stockholder must deliver (in accordance with the time periods prescribed for delivery of notice for an annual or special meeting, as applicable, under this Section 2.7) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.7. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.7, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7.

For purposes of these Bylaws, “Stockholder Associated Person” of any stockholder means (a) any person or entity acting in concert with such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (c) any person or entity controlling, controlled by or under common control with such Stockholder Associated Person.

For purposes of these Bylaws, “public announcement” shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.8. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.8, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.8. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice relating to business proposed to be conducted at an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a stockholder’s notice of business proposed to be conducted at a special meeting of stockholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than one hundred (100) days prior to the date of such special meeting, or, if the first public announcement of the date of such special meeting is less than eighty (80) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment or postponement of the meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(a)	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the complete text of the proposal or business (including any proposed resolutions);

(b)	the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and any Stockholder Associated Person covered by clauses (c) or (d) below;

(c)	(i) the class and number of shares or other securities of the Corporation which are held of record or are beneficially owned, directly or indirectly, by such stockholder or by any Stockholder Associated Person and, if applicable, (ii) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, and (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to any securities of the Corporation;

(d)	any material interest of the stockholder or any Stockholder Associated Person in such business; and

(e)	a representation that the stockholder will promptly notify the Corporation in writing of any change in the information set forth in such notice as of the record date for the meeting and as of eight (8) business days prior to such meeting.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.8 (or, if the election of directors is a matter specified in the notice of the meeting, then as for such matter, only in accordance with the procedures set forth in Section 2.7). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder and those of any stock exchange or national securities market on which the Corporation’s securities are listed with respect to the matters set forth in this Section 2.8.

Section 2.9. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence or disability by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability by a Vice President, or in the absence or disability of all of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with any such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders shall have the authority to adjourn or recess any such meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(c) Inspectors of Elections. In advance of any meeting of stockholders, the Corporation shall appoint one (1) or more inspectors of election to act at the meeting and make a written report thereof. One (1) or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

Section 2.10. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE 3

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2. Number of Directors. Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having preference over the common stock as to dividends or upon liquidation, the number of directors which shall constitute the entire Board of Directors shall be fixed exclusively by resolution adopted from time to time by the affirmative vote of a majority of the Board of Directors. No director’s term shall be shortened by reason of a resolution reducing the number of directors.

Section 3.3. Election Qualification and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot.

Section 3.4. Regular Meetings. The Board of Directors shall meet for the election of officers and for the transaction of any other business as soon as reasonably practicable after the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held at such times and places as the Board of Directors may from time to time determine. No notice of any such annual or regular meeting of the Board of Directors need be given.

Section 3.5. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or any Assistant Secretary at the request of the Chairman of the Board, the Chief Executive Officer, the President or of any two directors. Notice of the time and place of any special meeting of the Board of Directors shall be mailed, postage prepaid, to each director at least 48 hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication (including e-mail), or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any director who shall waive notice thereof or shall be deemed to have waived such notice. Neither the business to be transacted at, nor the purpose of, any special meeting needs to be specified in the notice, or any waiver of notice, of any special meeting.

Section 3.6. Quorum, Majority Vote. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware Law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.8. Telephone and Similar Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.9. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.10. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, these Bylaws and the rules of any stock exchange or national securities market on which the Corporation’s securities are listed for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

Section 3.11. Resignations. Subject to Section 2.5(c), any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Removal of Directors. Unless otherwise restricted by Delaware Law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed at a meeting of stockholders called for such purpose in accordance with the Certificate of Incorporation, these Bylaws and Delaware Law.

Section 3.13. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from an increase in the number of directors shall be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director in office. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned but whose resignation has not become effective, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.14. Compensation of Directors. Directors shall receive such compensation for their services as shall be fixed from time to time by resolution of the Board of Directors. Nothing in this Section 3.14 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15. Chairman of the Board. The Board of Directors may designate from among its members a Chairman of the Board of Directors, which person may be an Executive Chairman of the Board of Directors (as described in Section 5.5 of these Bylaws). The Chairman of the Board of Directors shall preside at all meetings of stockholders and of the Board of Directors, and shall advise and counsel the officers of the Corporation and shall have and perform such duties as usually devolve upon his or her role and such other duties as are prescribed by these Bylaws and by the Board of Directors.

ARTICLE 4

EXECUTIVE AND OTHER COMMITTEES

Section 4.1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate annually one (1) or more of its members to constitute members or alternate members of an executive committee, which committee shall, except as otherwise prescribed by Delaware Law, have and may exercise, between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Section 4.2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by Delaware Law or the rules of any stock exchange or national securities market on which the Corporation’s securities are listed, have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of such committee may determine its action and fix the date, time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

Section 4.3. Procedure; Meetings; Quorum. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well, unless otherwise determined by the Board of Directors or required by Delaware Law.

ARTICLE 5

OFFICERS

Section 5.1. General. The officers of the Corporation may consist of an Executive Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (which may include Executive Vice Presidents and Senior Vice Presidents, and some of whom may have particular authority and responsibilities as designated in their titles by the Board of Directors), a Secretary, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as may from time to time be designated by the Board of Directors. One person may hold more than one office, and no officer (other than an Executive Chairman of the Board of Directors) need be a director. These said officers shall have all the usual powers and shall perform all of the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board of Directors. In its discretion, the Board of Directors may leave unfilled any office, except that there shall always be either a Chief Executive Officer or a President of the Corporation.

Section 5.2. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

Section 5.3. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 5.4. Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.5. Executive Chairman. If the Board of Directors designates the Chairman of the Board of Directors as the Executive Chairman of the Board of Directors, the chairman shall be an officer of the Corporation. The Executive Chairman of the Board of Directors: (i) shall provide advice and counsel to the Chief Executive Officer, the President and other members of senior management in areas such as corporate and strategic planning and policy, acquisitions, major capital expenditures and other areas requested by the Board of Directors; (ii) may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law to be otherwise executed; and (iii) shall, in general, perform all duties as may be prescribed by these Bylaws or assigned to him by the Board of Directors from time to time.

Section 5.6. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall be responsible for the general management of the business of the Corporation and shall have supervisory authority over the general policies and business of the Corporation, and may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law to be otherwise executed, and shall exercise such other powers as the Board of Directors may from time to time direct. In the event that the position of Chairman of the Board of Directors is unfilled, the Chief Executive Officer shall in addition have the authority and responsibilities of the Chairman of the Board of Directors.

Section 5.7. President. The President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have and perform such duties as usually devolve upon the role of the president of a corporation and shall have all necessary powers to discharge such responsibility including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law to be otherwise executed, and such other powers as the Board of Directors may from time to time direct. In the event that the office of Chief Executive Officer is unfilled, the President shall in addition have the authority and responsibilities of the Chief Executive Officer as specified in Section 5.6.

Section 5.8. Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform, including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law to be otherwise executed, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 5.9. Executive Vice Presidents; Senior Vice Presidents; Vice Presidents. Each Executive Vice President, Senior Vice President or Vice President shall exercise general supervision and have executive control of such departments of the Corporation’s business, or perform such other executive duties as shall from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or by the President. The Board of Directors shall have the power to designate particular areas of authority and responsibility of each Executive Vice President, Senior Vice President and Vice President and to indicate such designation in such officer’s title. Each Executive Vice President and Senior Vice President (without regard to whether his or her title specifies particular areas of authority and responsibility) and each Vice President whose title does not designate specific areas of authority and responsibility shall be vested with powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In the case of each Vice President whose title indicates one or more specific areas of authority and responsibility, such Vice President’s authority and responsibilities shall be limited to the area or areas designated in such Vice President’s title as specified by the Board of Directors. In the case of absence or disability of the Chief Executive Officer and the President, each Executive Vice President and Senior Vice President (without regard to whether his or her title specifies particular areas of authority and responsibility) shall be vested will all the powers of the Chief Executive Officer and the President in respect of the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section 5.10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE 6

INDEMNIFICATION

Section 6.1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by Delaware Law, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 6.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by Delaware Law, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against all expenses (including attorneys’ fees, costs and expenses) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3. Authorization of Indemnification. Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys’ fees, costs and expenses) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.4. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2, as the case may be. The basis of such indemnification by a court shall be a determination by such court that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2, as the case may be. Neither a contrary determination in the specific case under Section 6.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the present or former director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.4 shall be given to the Corporation promptly upon the filing of such application. If such application is successful, in whole or in part, the present or former director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by Delaware Law.

Section 6.5. Expenses Payable in Advance. All expenses, including without limitation attorneys’ fees, costs and expenses, incurred by a present or former director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such person is or was a party or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be paid by the Corporation to the fullest extent permitted by Delaware Law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6. Without limiting any other provision in this Article 6, to the fullest extent permitted by Delaware Law, any present or former director or officer of the Corporation who brings a claim against the Corporation to enforce such person’s rights under this Article 6 shall be entitled to the advancement of expenses and, to the extent successful, indemnification by the Corporation in connection with the prosecution of such claim.

Section 6.6. Indemnification for Expenses as Witness. To the extent that a present or former director or officer of the Corporation is, by reason of being or having been a director or officer, a witness in any action, suit or proceeding to which such person is not a party, such person shall be indemnified by the Corporation against all expenses, including attorneys’ fees, costs and expenses, actually and reasonably incurred by such person in connection therewith.

Section 6.7. Employees and Agents. The Corporation may, by action of the Board of Directors from time to time, grant rights to indemnification and advancement of expenses to present and former employees and agents of the Corporation with the same scope and effect as the provisions of this Article 6 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 6.8. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall not be deemed exclusive of or limited by any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of and advancement of expenses to all present and former directors and officers of the Corporation shall be made by the Corporation to the fullest extent permitted by Delaware Law.

Section 6.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under Delaware Law.

Section 6.10. Contract Rights; Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall be considered a contract between the Corporation and such person, be deemed to have vested upon a director or officer taking office and, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnification and advancement of expenses provided for in this Article 6. Any repeal, amendment or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any present or former director or officer of the Corporation in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.

Section 6.11. Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.4), the Corporation shall not be obligated to indemnify or advance expenses to any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.12. Certain Definitions. For purposes of this Article 6, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 6, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 6.

ARTICLE 7

CAPITAL STOCK

Section 7.1. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chief Executive Officer, President or Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 7.2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 7.4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Notwithstanding the forgoing, at the time the Board of Directors fixes a record date to determine the stockholders entitled to notice of any meeting of stockholders, the Board of Directors may fix a record date that is on or before the date of such meeting of stockholders to determine the stockholders entitled to vote at such meeting. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and, provided further, that if the Board of Directors fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, then the Board of Directors shall also fix a new record date for stockholders entitled to notice of that adjourned meeting, which date may be the same or an earlier date as that fixed for determination of stockholders entitled to vote thereat.

Section 7.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owners of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1. Dividends. Subject to Delaware Law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 8.2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.3. Contracts. In addition to the powers otherwise granted to officers pursuant to Article 5 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 8.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.5. Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.6. Loans. Subject to compliance with applicable law (including the Sarbanes-Oxley Act of 2002), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 8.7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.8. Section Headings; Gender and Number. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. The use of any gender in these Bylaws will be deemed to include both genders when appropriate, and the use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

Section 8.9. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE 9

AMENDMENTS

Section 9.1. Amendments. These Bylaws or any of them may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments by the stockholders must be approved by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of directors then in office without any action on the part of the stockholders.

Adopted by the Board of Directors

Effective             , 2014